Exhibit 4-20

Form of Secured Medium-Term Note

REGISTERED	REGISTERED

CUSIP NO.:	No. N-__

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

SECURED MEDIUM-TERM NOTE, SERIES __

ORIGINAL ISSUE DATE:

PRINCIPAL AMOUNT: $

INTEREST RATE:

STATED MATURITY DATE:

PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation of the State of New Jersey (hereinafter called the “Company”), for value received, hereby promises to pay to ______________or registered assigns, the principal sum of ______________________ DOLLARS on the Stated Maturity Date set forth above (except to the extent redeemed prior to the Stated Maturity Date), and to pay interest thereon from the Original Issue Date set forth above or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on ________ and _________ in each year (each, an “Interest Payment Date”), commencing on the first Interest Payment Date succeeding the Original Issue Date set forth above (unless the Original Issue Date occurs between a Regular Record Date, as defined below, and an Interest Payment Date or if the Original Issue Date occurs on an Interest Payment

Date, in each such case then commencing on the second Interest Payment Date succeeding the Original Issue Date to the Holder (as defined below) on the Regular Record Date relating to such second Interest Payment Date), and on the Stated Maturity Date (or date of redemption, if applicable) (the Stated Maturity Date and date of redemption being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date), at the per annum Interest Rate set forth above, until the principal hereof is paid or duly made available for payment.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date will, subject to certain exceptions described herein, be paid to the Person in whose name this Note is registered (the “Holder”) as of the close of business on the Regular Record Date for such interest, which shall be ________ and ________ (each, a “Regular Record Date”), as the case may be (whether or not such date is a Business Day, as defined on the reverse hereof), next preceding the applicable Interest Payment Date. Such payments of interest shall be paid by check mailed on such Interest Payment Date and payable in clearinghouse or similar next-day funds to the Holder hereof as of the close of business on the related Regular Record Date as its name appears in the Note Register (as defined in the Indenture referred to on the reverse hereof), provided, however, that the Holder of $10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive such payments of interest by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such Holder if such account is maintained with the Trustee (as defined on the reverse hereof) or any paying agent, provided that the Trustee shall have received from such Holder appropriate written wire transfer instructions at least five Business Days prior to the applicable Interest Payment Date. Except as otherwise provided in the Indenture, any interest not so punctually paid or duly provided for on such Interest Payment Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and shall instead be paid to the Person in whose name this Note is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days nor fewer than ten days prior to such Special Record Date.

Payment of the principal of and premium, if any, and interest on this Note due on the Maturity Date shall be made in immediately available funds to the Holder as of the close of business on the Business Day preceding the Maturity Date upon presentation and surrender of this Note on the Maturity Date at the corporate trust office of the Trustee or at the authorized office of any paying agent in the City and State of New York.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Unless the Certificate of Authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly appointed officer set forth below.

Dated:	PUBLIC SERVICE ELECTRIC AND GAS COMPANY

By:
Name:
Title:

(Seal)
Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON

By:
Authorized Officer

(REVERSE OF NOTE)

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

SECURED MEDIUM-TERM NOTE, SERIES ___

This Note is one of a duly authorized issue of Secured Medium-Term Notes, Series P (the “Notes”) of the Company issued and to be issued under an Indenture of Trust, dated as of July 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note is one of the series designated on the face hereof, which series is limited in aggregate principal amount to $__________.

The principal of (exclusive of any premium) and interest on the Notes are serviced and secured by First and Refunding Mortgage Bonds, Medium-Term Notes Series P (the “First Mortgage Bonds”), of the Company which have been pledged by the Company to the Trustee for the benefit of the Holders of the Notes and issued under the Indenture, dated August 1, 1924, from the Company to Fidelity Union Trust Company (now U.S. Bank Trust Company, National Association), as trustee (the “Mortgage Trustee”), as supplemented and amended (the “First Mortgage”) pursuant to the supplemental indentures thereto, including the Supplemental Indenture dated __________. Reference is made to the First Mortgage for a description of property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the first and refunding mortgage bonds under the First Mortgage and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the First Mortgage Bonds are secured and the circumstances under which additional first and refunding mortgage bonds may be issued.

Except as provided below, this Note may not be redeemed prior to the Stated Maturity Date set forth on the face hereof. Prior to _______________ (the “Par Call Date”), this Note will be redeemable, in whole or in part, at the Company’s option, at any time and from time to time on not less than 30 nor more than 60 days’ prior written notice to Holders, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (including interest accrued to, but excluding, the redemption date (the “Redemption Date”)) discounted to the Redemption Date (assuming this Note matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus ____ basis points (_____%), less (b) interest accrued to, but excluding, the Redemption Date; and

(2)	100% of the principal amount of this Note to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, this Note will be redeemable, in whole or in part, at the Company’s option, at any time and from time to time on not less than 30 nor more than 60 days’ prior written notice to Holders, at a redemption price equal to 100% of the principal amount of this Note being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appears or appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding the Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall not be responsible for any calculation of the Treasury Rate. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption will be given by mail to Holders of Notes not less than 30 or more than 60 days prior to the Redemption Date, all as more fully provided in the Indenture. In the event of redemption of this Note in part only, a new Note or Notes of like tenor and series for the unredeemed portion hereof will be issued in the name of the Noteholder hereof upon the surrender hereof.

This Note shall be redeemed by the Company at any time that, pursuant to the provisions of Section 4C of Article Eight of the First Mortgage, the proceeds of released property or other money held by the Mortgage Trustee are applied to the redemption of the series of First Mortgage Bonds that service and secure the series of Notes of which this Note is part. In such event, the redemption price of this Note shall be 100% of the principal amount hereof plus accrued interest to the date of redemption.

Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the next succeeding Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, principal, premium, if any, and the interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee cash, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash, or a combination of cash and U.S. Government Obligations, in any event in an amount sufficient to pay all of the principal of and premium, if any, and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default, other than one relating to an event of default under the First Mortgage, occurs and is continuing, either the Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of all Notes of such series to be due and payable immediately in the manner and with the effect provided in the Indenture. If an Event of Default shall occur and be continuing, the principal amount of the Note shall automatically be due and payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than 25% in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) and interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Note Register. Upon surrender of this Note for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in the City and State of New York, endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or the attorney in fact of such Holder duly authorized in writing, one or more new Notes of like tenor and series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor and series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange but in certain cases the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Notes for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note is overdue, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to agreements made and to be performed in said state.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common

TEN ENT-as tenants by the entireties

JT TEN-as joint tenants with right of survivorship and not as tenants in common

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